UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2008

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30883	01-0524931
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall Street, 12th floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 832-0228

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 2, 2008, I-many, Inc., a Delaware corporation (“I-many”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among I-many, I-many Demand Corp., a Delaware corporation and wholly-owned subsidiary of I-many (“Merger Sub”), Edge Dynamics, Inc., a Delaware corporation (“Edge”) and Paul Holland as Stockholders’ Representative.

The Merger Agreement provides for the acquisition of Edge by I-many through the merger of Merger Sub with and into Edge, with Edge being the surviving corporation as a wholly-owned subsidiary of I-many (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement. Upon the effective time of the Merger (the “Effective Time”), the Edge preferred stockholders will receive a total of $500,000 in cash in exchange for their shares of Edge preferred stock. Common stockholders will not receive any consideration. In connection with the Merger, I-many will also pay off approximately $1.7 million of the outstanding indebtedness of Edge and will assume negative working capital of approximately $1.6 million. The transaction, which is subject to customary closing conditions, is expected to close within the next several days.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included as an exhibit to this Current Report on Form 8-K to provide you with information regarding its terms. The Merger Agreement contains representations and warranties that the parties thereto made to each other as of specific dates. The assertions embodied in the representations and warranties in the Merger Agreement were made solely for purposes of the Merger Agreement and the transactions and agreements contemplated thereby among the respective parties thereto and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for the purpose of allocating risk among the parties to the Merger Agreement rather than establishing matters as facts.

On May 5, 2008, the Company issued a press release announcing the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-many, Inc.

Date: May 5, 2008	By:	/s/ Kevin M. Harris
Kevin M. Harris, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of May 2, 2008 by and among I-many, Inc., I-many Demand Corp., Edge Dynamics, Inc. and Paul Holland as Stockholders Representative

99.1	Press release dated May 5, 2008